--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /     Preliminary Proxy Statement
/x/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        MSC INDUSTRIAL DIRECT CO., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

          CLASS A AND CLASS B COMMON STOCK

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3) Filing Party:

--------------------------------------------------------------------------------

(4) Date Filed:

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
                    [MSC INDUSTRIAL DIRECT CO., INC. LOGO]
                            151 SUNNYSIDE BOULEVARD
                           PLAINVIEW, NEW YORK 11803

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

To the Shareholders of MSC Industrial Direct Co., Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MSC Industrial Direct Co., Inc. (the 'Company'), a New York corporation, will be held on Friday, January 10, 1997 at 9:00 a.m., local time, at the lower level atrium of Fleet Bank at 300 Broad Hollow Road, Melville, New York 11747, for the following purposes:

          1. To elect six directors of the Company to serve for one-year terms;

          2. To ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Company for the fiscal year ending August 30, 1997; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on December 5, 1996 are entitled to notice of and to vote at the meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed proxy card as promptly as possible and return it in the postage-paid envelope provided. Any shareholder attending the meeting may vote in person even if he or she has already returned a proxy.

                                        By Order of the Board of Directors,

                                        Thomas Eccleston
                                        Secretary

Plainview, New York
December 9, 1996

                                   IMPORTANT:

 THE PROMPT RETURN OF PROXIES WILL ENSURE THAT YOUR SHARES WILL BE VOTED. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                    [MSC INDUSTRIAL DIRECT CO., INC. LOGO]
                            151 SUNNYSIDE BOULEVARD
                           PLAINVIEW, NEW YORK 11803

                            ------------------------

                              PROXY STATEMENT FOR
                       ANNUAL MEETING OF SHAREHOLDERS TO
                          BE HELD ON JANUARY 10, 1997

                            ------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of MSC Industrial Direct Co., Inc. (the 'Company'), a New York corporation, to be used at the Annual Meeting of Shareholders of the Company (the 'Meeting') to be held at the lower level atrium of Fleet Bank at 300 Broad Hollow Road, Melville, New York 11747, on Friday, January 10, 1997 at 9:00 a.m. and at any adjournment or postponement thereof. The approximate date on which this proxy statement, the foregoing notice and the enclosed proxy were first mailed or given to shareholders was December 9, 1996.

     Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later dated proxy. Unless so revoked, shares represented by proxies received by the Company, where the shareholder has specified a choice with respect to the election of directors or the other proposal described in this proxy statement, will be voted in accordance with the specification(s) so made. In the absence of such specification(s), the shares will be voted FOR the election of all six nominees for the Board of Directors, and FOR the ratification of the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent certified public accountants for the current fiscal year.

     The expenses of solicitation of proxies for the Meeting will be paid by the Company. Such solicitation may be made in person or by telephone by officers and employees of the Company. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of the Company's Class A common stock, par value $.001 per share (the 'Class A Common Stock').

                                     VOTING

     Only holders of record of the Class A Common Stock and the Company's Class B common stock, par value $.001 per share (the 'Class B Common Stock'), at the close of business on December 5, 1996 are entitled to notice of and to vote at the Meeting. On that date, the Company had outstanding 14,811,394 shares of Class A Common Stock and 18,975,000 shares of Class B Common Stock.

     Under New York law and the Company's By-Laws, the presence in person or by proxy of the holders of a majority of the shares of the Class A Common Stock and the Class B Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. For these purposes, shares which are present or represented by proxy at the Meeting will be counted regardless of whether the holder of the shares or the proxy fails to vote on a proposal ('abstentions') or whether a broker with authority fails to exercise its authority with respect thereto (a 'broker non-vote'). Abstentions and broker non-votes will not be included, however, in the tabulation of votes cast on proposals presented to shareholders. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld (e.g., abstentions and broker non-votes) will have no effect, as directors are elected by a plurality of votes cast. On all matters to be voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each record holder of Class B Common Stock entitled to ten votes per share of Class B Common Stock.

     The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the foregoing notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The information set forth on the following table is furnished as of November 30, 1996, with respect to any person (including any 'group' as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act')) who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.

                                        CLASS A COMMON STOCK+              CLASS B COMMON STOCK
                                    ------------------------------    ------------------------------
                                    AMOUNT & NATURE OF                AMOUNT & NATURE OF
                                        BENEFICIAL        PERCENT         BENEFICIAL        PERCENT
NAME                                    OWNERSHIP         OF CLASS        OWNERSHIP         OF CLASS
---------------------------------   ------------------    --------    ------------------    --------
T. Rowe Price Associates, Inc.(1)
  100 E. Pratt Street
  Baltimore, Maryland 21202......         422,500           5.1%                  --            --
Mitchell Jacobson(2).............          40,526            *             9,620,664(3)       28.6%
Marjorie Gershwind(2)............          33,158            *             5,390,336          16.1
Sidney Jacobson(2)...............             100            *             2,608,000(4)        7.7

------------------
  + Does not include shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a share-for-share basis.

  * Less than 1%

(1) Information as to shares owned by T. Rowe Price Associates, Inc., a registered investment advisor, is as of February 14, 1996, as set forth in a
    Schedule 13G filed with the Securities and Exchange Commission.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(2) The address of each person is c/o MSC Industrial Direct Co., Inc., 151 Sunnyside Boulevard, Plainview, New York 11803-1592.

(3) Includes (a) 9,380,664 shares of Class B Common Stock owned directly by Mitchell Jacobson and (b) 240,000 shares of Class B Common Stock owned by a trust for the issue of Marjorie Gershwind of which trust Mr. Jacobson is the sole trustee and over which shares he may be deemed to have beneficial ownership. Mr. Jacobson disclaims beneficial ownership of the shares of Class B Common Stock owned by such trust.

(4) Reflects the aggregate ownership of Class B Common Stock by four trusts for the benefit of two of Mr. Jacobson's grandchildren. Mr. Jacobson is a co-trustee of two of such trusts and shares voting power and investment control over the shares held by such trusts. Mr. Jacobson is the sole trustee of the other two trusts. Mr. Jacobson disclaims beneficial ownership of all such shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the Class A Common Stock and Class B Common Stock beneficially owned by each director and nominee for director of the Company, by the Company's Chief Executive Officer, by each of the Company's four other most highly compensated executive officers and by all directors, nominees for director and executive officers as a group, at the close of business on November 30, 1996. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.

                                                    CLASS A COMMON STOCK+              CLASS B COMMON STOCK
                                                ------------------------------    ------------------------------
                                                AMOUNT & NATURE OF                AMOUNT & NATURE OF
                                                    BENEFICIAL        PERCENT         BENEFICIAL        PERCENT
NAME                                                OWNERSHIP         OF CLASS        OWNERSHIP         OF CLASS
---------------------------------------------   ------------------    --------    ------------------    --------
Shelley Boxer................................           2,000             *                 --              --
Thomas Eccleston.............................           1,052(1)          *                 --              --
Mitchell Jacobson............................          40,526             *             9,620,664(2)      28.6%
Sidney Jacobson..............................             100             *             2,608,000(3)       7.7
Denis Kelly..................................          10,000             *                 --              --
Melvin Redman................................            --               --                --              --
James Schroeder..............................           6,000             *                 --              --
Barbara Schwartz.............................           9,211             *                 --              --
All directors, nominees for director and
  executive officers as a group (8 persons)..          68,889             *            12,228,664         36.2%

------------------
  + Does not include shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a share-for-share basis.

  * Less than 1%.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(1) Reflects shares of Class A Common Stock issued under the 1995 Restricted Stock Plan (the 'Restricted Stock Plan'). The recipient of a restricted stock award under the Restricted Stock Plan may exercise the voting rights of such shares immediately but, subject to forfeiture or accelerated vesting, their ownership vests 20% per year over the five year period commencing on the first anniversary of the date of grant.

(2) Includes (a) 9,380,664 shares of Class B Common Stock owned directly by Mitchell Jacobson and (b) 240,000 shares of Class B Common Stock owned by a trust for the issue of Marjorie Gershwind of which trust Mr. Jacobson is the sole trustee and over which shares he may be deemed to have beneficial ownership. Mr. Jacobson disclaims beneficial ownership of the shares of Class B Common Stock owned by such trust.

(3) Reflects the aggregate ownership of Class B Common Stock by four trusts for the benefit of two of Mr. Jacobson's grandchildren. Mr. Jacobson is a co-trustee of two of such trusts and shares voting power and investment control over the shares held by such trusts. Mr. Jacobson is the sole trustee of the other two trusts. Mr. Jacobson disclaims beneficial ownership of all such shares.

                             ELECTION OF DIRECTORS

     Six directors will be elected at the Meeting for a term of one year expiring at the annual meeting of shareholders in 1998 and until their respective successors shall have been elected and shall qualify.

     The election of directors requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting. Each proxy received will be cast FOR the election of the nominees named below unless otherwise specified in the proxy.

     Each nominee has indicated that he is willing to serve as a director of the Company, if elected, and the Board of Directors of the Company has no reason to believe that any nominee may become unable or unwilling to serve. In the event that a nominee should become unavailable for election for any reason, the shares represented by a properly executed and returned proxy will be voted for any substitute nominee who shall be designated by the current Board of Directors. There are no arrangements or understandings between any director or nominee for director and any other person pursuant to which such person was selected as a director or nominee for director of the Company.

NAME OF NOMINEE        PRINCIPAL OCCUPATION                AGE  DIRECTOR SINCE
---------------------  ----------------------------------  ---  --------------
Sidney Jacobson......  Chairman of the Board of            78    October 1995
                         Directors of the Company

Mitchell Jacobson....  President and Chief Executive       45    October 1995
                         Officer of the Company

James Schroeder......  Vice President and Chief            56    October 1995
                         Operating Officer
                         of the Company

Shelley Boxer........  Vice President and Chief Financial  49    October 1995
                         Officer of the Company

Denis Kelly..........  Managing Director of Prudential     47     April 1996
                         Securities Incorporated

Melvin Redman........  Principal of Redman & Associates    45     April 1996

     Sidney Jacobson was appointed Chairman of the Board of Directors of the Company upon its formation in October 1995. Mr. Jacobson is a co-founder of Sid Tool Co., Inc., the wholly-owned operating subsidiary of the Company (the 'Operating Subsidiary') and has been the Chairman of the Operating Subsidiary since June 1982.

     Mitchell Jacobson was appointed President and Chief Executive Officer of the Company upon its formation in October 1995. Mr. Jacobson has also been

President and Chief Executive Officer of the Operating Subsidiary since June 1982. From 1976 through May 1982, Mr. Jacobson served as an Executive Vice President of the Operating Subsidiary.

     James Schroeder was appointed Vice President and Chief Operating Officer of the Company upon its formation in October 1995. Mr. Schroeder is also Vice President and Chief Operating Officer of the Operating Subsidiary and has held such positions since 1986.

     Shelley Boxer was appointed Vice President and Chief Financial Officer of the Company upon its formation in October 1995. Mr. Boxer has also been Vice President and Chief Financial Officer of the Operating Subsidiary since 1993. Mr. Boxer was the Vice President and Chief Financial Officer of Joyce International, Inc., a distribution and manufacturing company, from 1992 to 1993. From 1987 to 1992, Mr. Boxer was the Executive Vice President and Chief Financial Officer of Kinney Systems, Inc., an automobile parking facility and real estate company.

     Denis Kelly has been a director of the Company since April 1996. Mr. Kelly is a Managing Director of Prudential Securities Incorporated, a position he has held since July 1993. Before July 1993, Mr. Kelly was President of Denbrook Capital Corporation. Mr. Kelly is also a director of Kenneth Cole Productions, Inc.

     Melvin Redman has been a director of the Company since April 1996. Mr. Redman is a principal of Redman & Associates, a management consulting firm. From 1992 to June 30, 1995, Mr. Redman was Senior Vice President of Operations for Wal-mart Stores, Inc. Prior to 1992, Mr. Redman was Senior Vice President of Store Planning for Wal-mart.

     Sidney Jacobson and Mitchell Jacobson are father and son. There are no family relationships among any of the other directors or executive officers of the Company.

COMMITTEES, MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Board of Directors held three meetings during the last fiscal year. Each of the directors attended all of the meetings of the Board of Directors and committees of the Board on which they served, except James Schroeder who was absent from one Board meeting.

     The Board of Directors has an Audit Committee currently comprised of Denis Kelly and Melvin Redman, with one vacancy to be filled. The Audit Committee reviews and evaluates the Company's internal accounting and auditing procedures; recommends to the Board of Directors the firm to be appointed as independent accountants to audit the Company's operations and financial statements; reviews with management and the independent accountants the Company's year-end operating results; reviews the scope and results of the annual financial and operational audits with the independent accountants; reviews with management the Company's interim operating results; and reviews any non-audit services to be performed by the independent accountants and considers the effect of any such performance on the accountants' independence. Because of the Company's initial public offering midway through its 1996 fiscal year and its prior selection of the Company's independent certified public accountants, the Audit Committee did not meet during the Company's fiscal year ended August 31, 1996. Shortly after the end of the Company's 1996 fiscal year, the Audit Committee met one time with respect to the financial operations of the Company for the fiscal year ended August 31, 1996.

     The Board of Directors has a Compensation Committee, which is currently comprised of Denis Kelly and Melvin Redman, with one vacancy to be filled. Mitchell Jacobson, a director and the President and Chief Executive Officer of the Company, is an ex officio member of the Compensation Committee. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers. The Compensation Committee also administers the Company's 1995 Stock Option Plan (the 'Stock Option Plan') and the Restricted Stock Plan. Pursuant to the Stock Option Plan, the Compensation Committee has the authority to determine the persons to whom and the times at which options are to be granted, the number of option shares to be granted and the price and other terms of options and to designate whether options granted are intended to qualify as incentive stock options or are to be non-qualified stock options. Under the Restricted Stock Plan, the Compensation Committee has the authority to determine the persons to whom and the times at which awards are to be made. The Compensation Committee met one time in the fiscal year ended August 31, 1996.

     The Board of Directors does not have a standing Nominating Committee.

     The Company is actively searching for a third non-employee director who, for purposes of filling the vacancy on the Audit Committee, must qualify as an 'independent' director under New York Stock Exchange rules and, for purposes of filling the vacancy on the Compensation Committee, will be a 'disinterested person' within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Exchange Act and an 'outside director' within the contemplation of section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986.

     Directors who are not employees of the Company receive cash compensation in the amount of $1,500 per board meeting. In addition, under the Stock Option Plan, each non-employee director of the Company is to receive upon his or her initial election and upon each reelection to the Board of Directors the grant of an option to purchase 2,500 shares of Class A Common Stock. Directors elected other than at an annual meeting of shareholders will receive a pro rata number of options. All options granted to non-employee directors expire ten years from the grant date. The Company pays additional cash compensation in the amount of $1,500 per committee meeting to its directors who are not employees of the Company and who serve on any committee of the Board of Directors. Directors who are also employees of the Company do not receive any additional consideration for serving as directors.

EXECUTIVE OFFICERS

     Sidney Jacobson, Mitchell Jacobson, James Schroeder and Shelley Boxer are executive officers of the Company, holding the offices described above. In addition, Thomas Eccleston, Vice President of Plant and Equipment and Secretary, and Barbara Schwartz, Vice President of Human Resources, are also executive officers of the Company.

     Thomas Eccleston was appointed Vice President of Plant and Equipment and Secretary of the Company upon its formation in October 1995. Mr. Eccleston has also served as Vice President of Plant and Equipment of the Operating Subsidiary since 1986.

     Barbara Schwartz was appointed Vice President of Human Resources of the Company upon its formation in October 1995. Ms. Schwartz has also served as Vice President of Human Resources of the Operating Subsidiary since 1986.

     Each executive officer serves until his successor is appointed and qualified or until earlier resignation, death or removal. There are no arrangements or understandings between any executive officer and any other person pursuant to which he or she was or is to be selected as an officer of the Company. The Operating Subsidiary, however, has entered into employment agreements with each of Sidney Jacobson, the Chairman of the Board of the Company, and Mitchell Jacobson, the President and Chief Executive Officer of the Company, which are described below.

SECTION 16(A)

     Based solely upon review of the filings furnished to the Company pursuant to Rule 16(a)-3(e) promulgated under the Exchange Act and written representations from its executive officers, directors and persons who own beneficially more than 10% of either the Class A Common Stock or the Class B Common Stock, all filing requirements of Section 16(a) of the Exchange Act were complied with during the fiscal year ended August 31, 1996, except that each of Mitchell Jacobson and Marjorie Gershwind filed late one report covering one transaction.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the Company's last two fiscal years, the aggregate compensation awarded to, earned by or paid to the Company's Chief Executive Officer and to each of the Company's other four most highly compensated executive officers (collectively, the 'Named Executive Officers') who were serving as executive officers at the end of the Company's last fiscal year, for services rendered in all capacities to the Company and its subsidiaries. All compensation noted below, other than stock options and restricted stock, was paid by the Operating Subsidiary.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                              -----------------------
                                                                                      AWARDS
                                            ANNUAL COMPENSATION               -----------------------
                                  ----------------------------------------    RESTRICTED   SECURITIES
NAME AND PRINCIPAL      FISCAL                              OTHER ANNUAL        STOCK      UNDERLYING    ALL OTHER
POSITION                 YEAR      SALARY      BONUS       COMPENSATION(1)     AWARD(S)     OPTIONS     COMPENSATION
---------------------   ------    --------    --------     ---------------    ----------   ----------   ------------
Mitchell Jacobson        1996     $408,139          --         $ 2,330              --          --        $136,680(2)
  President and Chief    1995      405,654    $230,000(3)        2,802              --          --         154,245(2)
  Executive Officer

Sidney Jacobson          1996      403,846          --              --              --          --           4,950(5)
  Chairman of the        1995      675,000     500,000(4)           --              --          --           6,405(5)
  Board

James Schroeder          1996      304,326     180,000(6)        2,302              --      58,824         304,890(7)
  Vice President and     1995      253,243     145,000           2,586              --          --           6,362(7)
  Chief Operating
  Officer

Shelley Boxer            1996      179,477      88,000(6)        2,368              --      35,294           5,792(8)
  Vice President and     1995      172,227      60,000           2,551              --          --           6,949(8)
  Chief Financial
  Officer

Barbara Schwartz         1996       95,267      45,000(6)        1,513         174,917      11,765           3,627(9)
  Vice President,        1995       95,096      40,000           1,426              --          --           7,210(9)
  Human Resources

     No stock appreciation rights ('SARs') or long-term incentive plan ('LTIP') payments, as defined in the regulations of the Exchange Act governing the solicitation of proxies, were awarded to, earned by or paid to any of the Named Executive Officers during any of the last two fiscal years.

------------------
(1) All 'other annual compensation' represents matching contributions to the Operating Subsidiary's 401(k) Plan.

(2) Includes group term life insurance benefits of approximately $261 and $229 paid by the Company in fiscal 1996 and fiscal 1995, respectively, and automobile allowances of approximately $6,780 and $8,325 paid by the Company in fiscal 1996 and fiscal 1995, respectively. Also includes split dollar life insurance premiums of approximately $129,639 and $145,691 paid by the Company in fiscal 1996 and fiscal 1995, respectively. Under the terms of such policies, a portion of the premiums paid by the Company in 1995 have been reimbursed and a portion of the premiums paid by the Company in 1996 will be reimbursed.

(3) Includes $30,000 deferred bonus earned with respect to fiscal 1994 that was paid in fiscal 1995.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(4) Includes $250,000 deferred bonus earned with respect to fiscal 1994 that was paid in fiscal 1995.

(5) Includes an automobile allowance of approximately $4,950 and $1,908 paid by the Company in fiscal 1996 and fiscal 1995, respectively, and group term life insurance benefits of approximately $4,497 paid by the Company in fiscal 1995.

(6) The total amount of each bonus that was paid by the Company in fiscal 1996 represents deferred bonuses earned with respect to fiscal 1995.

(7) Includes group term life insurance benefits of approximately $1,350 and $2,996 paid by the Company in fiscal 1996 and fiscal 1995, respectively, and an automobile allowance of approximately $3,240 and $3,366 paid by the Company in fiscal 1996 and fiscal 1995, respectively. Also includes approximately $300,000 accrued by the Company in fiscal 1996 in respect of annual post-retirement payments to be made to Mr. Schroeder pursuant to the terms and provisions of a written agreement between Mr. Schroeder and the Company.

(8) Includes group term life insurance benefits of approximately $522 and $1,459 paid by the Company in fiscal 1996 and fiscal 1995, respectively, and an automobile allowance of approximately $5,270 and $5,490 paid by the Company in fiscal 1996 and fiscal 1995, respectively.

(9) Includes group term life insurance benefits of approximately $1,333 and

    $3,290 paid by the Company in fiscal 1996 and fiscal 1995, respectively, and an automobile allowance of approximately $2,294 and $3,920 paid by the Company in fiscal 1996 and fiscal 1995, respectively.

STOCK OPTION PLAN

                       OPTIONS GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to the grant of stock options under the Stock Option Plan by the Company during the fiscal year ended August 31, 1996 to the Named Executive Officers.

                                                                                  POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED
                                                                                 ANNUAL RATES OF STOCK
                                                                                 PRICE APPRECIATION FOR
                                         INDIVIDUAL GRANTS                            OPTION TERM
                       ------------------------------------------------------    ----------------------

                                      PERCENTAGE OF
                                      TOTAL OPTIONS
                                       GRANTED TO
                                      EMPLOYEES IN     EXERCISE
                         OPTIONS       FISCAL YEAR      PRICE      EXPIRATION
NAME                   GRANTED (#)         (%)          ($/SH)        DATE        5% ($)      10% ($)
--------------------   -----------    -------------    --------    ----------    --------    ----------
Mitchell Jacobson...           0             0%         $    0              0    $      0    $        0
Sidney Jacobson.....           0             0               0              0           0             0
James Schroeder.....      58,824           7.7           19.00     12/15/2005     702,888     1,781,256
Shelley Boxer.......      35,294           4.6           19.00     12/15/2005     421,728     1,068,741
Barbara Schwartz....      11,765           1.5           19.00     12/15/2005     140,579       356,257

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the value at August 31, 1996 of unexercised stock options held by the Named Executive Officers. No stock options were exercised in fiscal 1996.

                         NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                        UNDERLYING UNEXERCISED            IN-THE-MONEY
                            OPTIONS AT FYE              OPTIONS AT FYE(1)
NAME                   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
--------------------   -------------------------    -------------------------
Mitchell Jacobson...                 0/0                   $      0/$0
Sidney Jacobson.....                 0/0                           0/0
James Schroeder.....            0/58,824                     0/750,006
Shelley Boxer.......            0/35,294                     0/449,999
Barbara Schwartz....            0/11,765                     0/150,004

------------------
(1) Fair market value of securities underlying the options at fiscal year end minus the exercise price of the options at exercise price.

EMPLOYMENT ARRANGEMENTS AND COMPENSATION PLANS

     Sidney Jacobson is employed as Chairman of the Board of Directors of the Operating Subsidiary pursuant to an employment agreement, dated as of January 2, 1994 and amended as of October 30, 1995, which expires in January 2004. Mr. Jacobson is required to devote his full working time to the affairs of the Operating Subsidiary. Under Mr. Jacobson's employment agreement, he receives an annual base salary of $250,000 (which was reduced effective October 30, 1995 from $650,000) and is entitled to participate in employee benefit and other fringe plans made available to the executives of the Operating Subsidiary. If the cost of living increases by more than 6% per annum, Mr. Jacobson's annual base salary is subject to a percentage increase equal to the percentage cost of living increase. The employment agreement also provides for a benefit of $200,000 per year until January 2, 2004 payable to Mr. Jacobson's wife in the event of his death. Under the employment agreement, if Mr. Jacobson's employment is terminated because he becomes incapacitated due to physical or mental illness he would continue to receive his salary for a six month period following such termination and, thereafter, would receive $200,000 per year for the balance of his employment term. Mr. Jacobson would also continue to be carried on the Operating Subsidiary's health and other insurance plans. The employment agreement provides that Mr. Jacobson may, at his option, elect to become a consultant and advisor to the Operating Subsidiary at an annual fee of $300,000, in which event Mr. Jacobson will be required to be available to the Company for up to 10 hours per week, not to exceed 40 hours in any given month. Mr. Jacobson does not have any current intention to make such election, and any such election would not be expected to have a material impact on the Operating Subsidiary.

     Mitchell Jacobson is employed as President and Chief Executive Officer of the Operating Subsidiary pursuant to an employment agreement, dated as of August 1, 1994, which expires on the earlier of August 1, 2004 or 90 days after Mr. Jacobson's written election to terminate his employment. Mr. Jacobson is required to devote his full working time to the affairs of the Operating Subsidiary. Under his employment agreement, Mr. Jacobson receives an annual base salary currently set at $408,139, an annual bonus payment equal to the product of Mr. Jacobson's annual salary and a percentage representing the average percentage bonus granted to all other senior executives of the Operating Subsidiary during the applicable fiscal year. Mr. Jacobson is also entitled to participate in employee benefit and other fringe benefit plans made available to the executives of the

Operating Subsidiary. Under the employment agreement, Mr. Jacobson's annual base salary is subject to an annual cost of living adjustment equal to the percentage increase, if any, in a specified Consumer Price Index. The employment agreement also provides that in the event Mr. Jacobson's employment is terminated because he becomes incapacitated due to physical or mental illness, Mr. Jacobson will receive payment of salary for a six-month period following such termination and $200,000 per year for the balance of his employment term. In the event of Mr. Jacobson's death, the agreement provides that his wife will receive $400,000 per year for a period of three years.

     James Schroeder is employed as Vice President and Chief Operating Officer of the Company. Mr. Schroeder and the Company are parties to a written agreement which provides for annual benefit payments to Mr. Schroeder for seven years upon his retirement or, his termination by the Company without cause or, in the event of his death, to his designated beneficiary. The benefit is based upon the growth in the Company's earnings before interest and taxes over a certain base amount. The Company may terminate the agreement at any time and elect to prepay Mr. Schroeder any benefits accrued by the Company up to the date of such termination. In the event of a sale of the Company to a third party, Mr. Schroeder is entitled to his benefits prior the sale of the Company, with certain adjustments made in calculating his benefits to account for the price at which the Company is to be sold. The Company accrued approximately $300,000 in respect of post-retirement payments to be made to Mr. Schroeder in fiscal 1996.

                       COMPENSATION COMMITTEE INTERLOCKS
              AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     During the fiscal year ended August 31, 1996, the Compensation Committee consisted of Denis Kelly and Melvin Redman. Mitchell Jacobson, a director and the President and Chief Executive Officer of the Company, is an ex officio member for the Compensation Committee. With the exception of Mr. Jacobson, none of the members of the Compensation Committee was, during such year or in the past, an officer of the Company or any of its subsidiaries or, except as set forth below, had any relationship with the Company other than serving as a director of the Company. In addition, no executive officer of the Company served as a director or a member of the compensation committee of any other entity one of whose executive officers served as a director or on the Compensation Committee of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING MEMBERS OF THE COMPENSATION COMMITTEE

     In October 1995, the Company entered into an agreement to acquire all of the capital stock of Primeline International, Inc. ('Primeline'), for a purchase price of approximately $2.0 million payable by the issuance of 105,263 shares of Class A Common Stock. The purchase price was determined through negotiations at arm's-length with an unaffiliated shareholder of Primeline. There was no specific valuation methodology or other factors relied upon in determining the purchase price. The acquisition was consummated in December 1995. Mitchell Jacobson, a director and the President and Chief Executive Officer of the Company, and his sister, Marjorie Gershwind, a holder of in excess of 5% of the outstanding shares of Class B Common Stock, owned an aggregate of 70% of the outstanding capital stock of Primeline. Primeline is engaged in the distribution of industrial supplies primarily to the wholesale market and had net sales in calendar 1994 of approximately $5.0 million. The Operating Subsidiary sells merchandise to and purchases merchandise from Primeline. During fiscal 1996, prior to Primeline's acquisition by the Company, sales to Primeline were approximately $492,000 and purchases from Primeline were approximately $210,000.

     Certain entities owned or controlled by Mitchell Jacobson and Marjorie Gershwind lease properties to the Operating Subsidiary. Two such affiliates lease two distribution centers, located in Atlanta, Georgia, and in Central Islip, New York, to the Operating Subsidiary. The aggregate square footage of the two distribution centers is 420,000 square feet. The aggregate rent paid by the Operating Subsidiary was approximately $1,545,000 in fiscal 1996 and is anticipated to be approximately $916,000 in fiscal 1997. The aggregate rent to be paid by the Operating Subsidiary under the remaining lease term, which expires or is subject to renewal in fiscal 2010, for the Atlanta, Georgia distribution center is approximately $11,835,000. The Operating Subsidiary does not intend to renew the lease for the Central Islip, New York distribution center, which expires during the current fiscal year. Additionally, six other entities owned or controlled by Mitchell Jacobson and Marjorie Gershwind lease certain branch offices to the Operating Subsidiary. The aggregate square footage of such branch offices is 93,366 square feet. The aggregate rent paid by the Operating Subsidiary to lease these branch offices was approximately $484,000 in fiscal 1996 and is anticipated to be approximately $512,000 in fiscal 1997. The aggregate rent to be paid by the Operating Subsidiary under the remaining lease terms, the last of which expires in fiscal 2003, is approximately $1,286,000.

     The Company believes that the terms of the foregoing arrangements are at least as favorable to the Company as could have been obtained from unaffiliated third parties.

     The Company was also a guarantor of loans made to the entities owned and controlled by Mr. Jacobson and Ms. Gershwind which lease properties to the Operating Subsidiary. The Company was a guarantor of certain mortgage loans made to Esco Management Corp., Mitchmar Delaware Properties Inc. and Milford Industrial Tool Supply Co., Inc. pursuant to a Credit Agreement dated as of April 27, 1995, as amended. The largest amount of the aggregate loans outstanding in fiscal 1996 was approximately $1,827,000 and the current amount of the aggregate loans outstanding is approximately $1,668,000. The interest rate on and maturity date of each loan is 6.825% and April 27, 1999, respectively.

     On December 20, 1995 and September 25, 1996, the Company and certain shareholders of the Company sold an aggregate of 8,050,000 and 6,500,000 shares of Class A Common Stock, respectively, in two separate public offerings. Prudential Securities Incorporated acted as a representative of the underwriters for each such offering. Denis Kelly, a director and member of the Compensation Committee and the Audit Committee of the Board of Directors of the Company, is a Managing Director of Prudential Securities Incorporated.

     During the fiscal year ended 1996, the Company paid Redman & Associates an aggregate of approximately $45,000 for certain management consulting services provided to the Company. Melvin Redman is a principal of Redman & Associates and is also a director and member of the Compensation Committee and the Audit Committee of the Board of Directors of the Company.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     For the past fiscal year, the Compensation Committee (the 'Committee') was comprised of Denis Kelly and Melvin Redman. Mitchell Jacobson, a director and the President and Chief Executive Officer of the Company, is an ex officio member of the Committee. Mr. Jacobson does not take part in any discussions of the Committee relating to the determination of his compensation.

     The Committee is responsible for recommending to the Board of Directors the overall direction for the executive compensation strategy of the Company and for the ongoing monitoring of the strategy's implementation. In addition to recommending and reviewing the compensation of the executive officers, it is the responsibility of the Committee to recommend new incentive compensation plans and to implement changes and improvements to existing compensation plans, all subject to approval by the Board of Directors. The Committee makes its compensation determinations based upon its own research and analysis. The Company will engage an outside compensation consultant to assist the Committee if the members of the Committee so request.

OVERALL POLICY

     The Committee believes that the Company's executive officers constitute a highly qualified management team and are largely responsible for the Company's success. The Committee further believes that the stability of the management team is a contributing factor to the Company's success. In order to promote stability, the Company's strategy is to (i) compensate its executive officers principally through a stable base salary set at a sufficiently high level to retain and motivate these officers, (ii) link a portion of their compensation to their performance and the Company's profitability for each fiscal year, and
(iii) align the financial interests of the Company's executive officers with those of the Company's shareholders. The compensation objectives of the Committee and the Board of Directors are designed to provide competitive levels of compensation consistent with the Company's annual and long-term performance goals, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

     The major elements of the executive compensation program are base salary, annual incentive bonuses and long-term incentive compensation in the form of stock options and restricted stock. Executive officers are also entitled to customary benefits generally available to all employees of the Company, including group medical and life insurance and a 401(k) plan. Base salary, bonuses and benefits are paid by the Operating Subsidiary. Overall compensation is intended to be consistent with companies of similar characteristics (size, profitability, business lines, growth, etc.) (the 'peer group'). The peer group for purposes of determining compensation of executive officers is not the same group of companies which are included in the industry index which appears on the performance graph contained in this proxy statement. The purpose of the industry index is to compare the performance of the Class A Stock to the performance of the stock of companies with similar businesses to the Company. The peer group for purposes of compensation matters is based upon companies with characteristics similar to the Company, including but not limited to, type of business, in order to provide a more accurate measure of the compensation paid to executives of comparable companies. In any particular year, the Company's executives may be paid more or less than the executives of competitors, depending upon the Company's overall financial performance and other factors. For the fiscal year ended August 31, 1996, the Committee believes that the Company's senior executives were paid at approximately the median as compared to comparable executives in the peer group.

FEDERAL INCOME TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers, is $1 million, subject to certain exceptions (including the exclusion from the cap generally of performance-based compensation). The Committee has determined that compensation payable to the executive officers should generally meet the conditions required for full deductibility under Internal Revenue Code Section 162(m). While the Company does not expect to pay its executive officers compensation in excess of the Section 162(m) deductibility limit, the Committee also recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible.

BASE SALARY

     Base salaries for the Company's senior executives are influenced by a variety of objective and subjective factors. Particular consideration is given to a comparison of the salaries at companies in the peer group and the executive's level of responsibility, tenure with the Company, prior year's compensation and effectiveness of management. The Committee has also relied heavily on the recommendations of Mitchell Jacobson, a director and the Company's President and Chief Executive Officer, in setting the compensation of the other executive officers, other than Sidney Jacobson. The base salary for Sidney Jacobson, the Chairman of the Board of the Company, for fiscal 1996 was fixed under his employment agreement with the Operating Subsidiary. The terms of Sidney Jacobson's employment agreement were determined by negotiations between Mr. Jacobson and the Operating Subsidiary and are reflective of his level of responsibility and tenure with the Operating Subsidiary. A detailed description of Mr. Jacobson's employment agreement (as well as the employment agreement between the Operating Subsidiary and Mitchell Jacobson, a director and the Company's President and Chief Executive Officer) appears on pages 10-11 of this proxy statement.

ANNUAL INCENTIVE BONUSES

     Each fiscal year the Company establishes a bonus pool in an amount equal to 8 1/2% of the Company's pre-tax profits for that year. All employees of the Company, including its executive officers, are eligible to receive bonuses, but the award of bonuses to the employees generally and to any employee specifically are at the Committee's sole discretion based on the members' qualitative and quantitative evaluation of the Company's performance during such year. Factors considered in awarding a bonus to a specific executive officer include level of responsibility, exhibited individual initiative, effectiveness of management and seniority. Bonuses to the Company's senior executive officers are based on a percentage of their annual salaries. Pursuant to his employment agreement with the Operating Subsidiary, Mitchell Jacobson, a director and the Company's President and Chief Executive Officer, is entitled to receive a bonus based on his annual salary and the average percentage bonus granted to all other senior executive officers of the Company. Although not mutually exclusive, in lieu of awarding bonuses to the Company's executive officers in fiscal 1996, the Committee granted stock options and/or gave restricted stock awards to each of the executive officers (other than Mitchell Jacobson and Sidney Jacobson, each of whom received no compensation other than their base salary).

     The Committee does not currently establish specific performance criteria which must be met in order to earn bonuses. The Committee is considering setting objective standards in the future.

LONG-TERM INCENTIVE COMPENSATION

     The Company reinforces the importance of producing satisfactory returns to shareholders over the long term through the operation of the Stock Option Plan and the Restricted Stock Plan. Stock option grants and restricted stock awards provide executives with the opportunity to acquire an equity interest in the Company and align the executive's interest with that of the shareholders to create shareholder value as reflected in growth in the price of the Class A Common Stock.

     Stock Option Plan. The Stock Option Plan is administered by the Committee, which may designate granted options as incentive stock options, non-qualified stock options or a combination thereof. The Committee has the discretion, subject to certain limitations, to determine the participants under the Stock Option Plan, the time and price at which options will be granted, the period during which options will be exercisable and the number of shares subject to each option. Under the Stock Option Plan, the per share exercise price of any option which is a non-incentive stock option may not be less than 85% of the fair market value of a share of Class A

Common Stock on the date of grant (except for non-incentive stock options granted to any person who is or may reasonably be expected to become a 'covered employee' under section 162(m)(3) of the Code, in which case the per share exercise price of such options may not be less than 100% of such fair market value). The aggregate fair market value of the shares of Class A Common Stock for which a participant may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000. No participant may be granted options to purchase more than 1,000,000 shares of the Class A Common Stock. This approach provides an incentive to the executive officers to increase shareholder value over the long term, since the full benefit of the options granted cannot be realized unless stock price appreciation occurs over a number of years.

     Restricted Stock Plan. Pursuant to the Restricted Stock Plan, the Committee will only regrant currently outstanding restricted shares of Class A Common Stock to selected employees of the Company, including its executive officers. The Committee, however, will not grant any authorized but unissued restricted shares and will only regrant issued and outstanding restricted shares currently held by employees of the Company if and to the extent any such restricted shares are returned to the Company through forfeiture. Pursuant to the Restricted Stock Plan, forfeiture of restricted shares by employees of the Company shall occur if such employee leaves the employ of the Company for any reason other than death or permanent disability or termination of employment without cause, at which time all restricted shares purchased by such individual shall be returned to the Company. The shares vest in one-fifth increments over a five-year period commencing on the first anniversary of the date of the award. The purpose of the Restricted Stock Plan is to encourage ownership of the Class A Common Stock by employees, thereby fostering a 'shareholder perspective' among the participants, and to provide the employees with additional incentive to promote the Company's success, thereby promoting executive retention and long-term achievement.

CHIEF EXECUTIVE OFFICER'S FISCAL 1996 COMPENSATION

     The compensation paid to the Company's Chief Executive Officer, Mitchell Jacobson, in fiscal 1996 consisted solely of base salary and was established pursuant to his employment agreement with the Operating Subsidiary. The terms of the agreement are described in detail on pages 10-11 of this proxy statement. Under the terms of his employment agreement, Mr. Jacobson received an annual base salary of $408,139. Mr. Jacobson did not receive any bonus compensation as no bonuses were earned by any executive officers during fiscal 1996 and, under the terms of his employment agreement, he is only entitled to receive a bonus based upon the average percentage bonus paid to the Company's other executive officers. Due to his substantial stock ownership, the Committee decided that it was not necessary to provide Mr. Jacobson with additional long-term incentive through the grant of stock options.

COMPENSATION COMMITTEE

       Denis Kelly       Melvin Redman      Mitchell Jacobson (ex officio)

STOCK PERFORMANCE GRAPH


     The following graph compares the yearly percentage change in the total shareholder return on the Company's Class A Common Stock during the period beginning on December 20, 1995 (the date on which the Class A Common Stock began trading publicly on The New York Stock Exchange) and ending on August 31, 1996 with the cumulative total return on Standard & Poor's MidCap 400 Index and the Dow Jones Other Industrial & Commercial Services Index. The comparison assumes that $100 was invested on December 15, 1995 in the Class A Common Stock and on November 30, 1995 in the foregoing indices and assumes the reinvestment of dividends.

                COMPARISON OF 8 MONTH CUMULATIVE TOTAL RETURN*
       AMONG MSC INDUSTRIAL DIRECT CO., INC., THE S & P MIDCAP 400 INDEX
        AND THE DOW JONES OTHER INDUSTRIAL & COMMERCIAL SERVICES INDEX

                              [PERFORMANCE GRAPH]



* $100 INVESTED ON 12/15/95 IN STOCK OR ON 11/30/95 IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING AUGUST 31.

                                                 CUMULATIVE TOTAL RETURN
                                        -----------------------------------------
                                        12/15/95    2/29/96    5/31/96    8/31/96
                                        --------    -------    -------    -------
MSC Industrial Direct Co., Inc.......      100        146        184        167
Standard & Poor's Midcap 400 Index...      100        105        111        107
Dow Jones Other Industrial and
  Commercial Services Index..........      100        104        115        107

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Erik Gershwind, the nephew of Mitchell Jacobson, a director and the Chief Executive Officer of the Company, and the son of Marjorie Gershwind, Mr. Jacobson's sister and the beneficial owner of in excess of 5% of the outstanding shares of Class B Common Stock is employed by the Company as a Manager in the Sales Department. Mr. Gershwind commenced employment after the Company's 1996 fiscal year and is compensated at the rate of $85,000 per annum. Mr. Gershwind is also entitled to participate in all of the employee benefit plans available to all of the Company's employees.

     See 'Compensation Committee Interlocks and Insider Participation in Compensation Decisions' for certain relationships and related party transactions involving certain of the Company's directors.

             SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors, with the concurrence of the Audit Committee, has selected Arthur Andersen LLP, independent auditors, as accountants for the fiscal year ending August 30, 1997. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to reconsider the selection of auditors for the fiscal year ending August 29, 1998, since it would be impractical to replace the Company's auditors so late into the Company's current fiscal year.

     It is expected that representatives of Arthur Andersen LLP will be present at the Meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the annual meeting of shareholders in 1998 must be received by August 11, 1997, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Shareholder proposals should be directed to the Secretary of the Company, at the address of the Company set forth on the first page of this proxy statement.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. ANY SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE OFFICE OF THE CHIEF FINANCIAL OFFICER, 151 SUNNYSIDE BOULEVARD, PLAINVIEW, NEW YORK 11803.

     Copies of the 1996 Annual Report to Shareholders are being mailed simultaneously with this Proxy Statement. If you want to save the Company the cost of mailing more than one Annual Report to the same address, the Company will discontinue, at your request to the Secretary of the Company, mailing of the duplicate copy to the account or accounts you select.

                                          By Order of the Board of Directors,

                                          Thomas Eccleston
                                          Secretary
Plainview, New York
December 9, 1996

                        MSC INDUSTRIAL DIRECT CO., INC.
                ANNUAL MEETING OF SHAREHOLDERS--JANUARY 10, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints each of Shelley Boxer and Thomas Eccleston the undersigned's proxy, with full power of substitution, to vote all shares of Class A Common Stock of MSC Industrial Direct Co., Inc. (the 'Company') which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Friday, January 10, 1997 at 9:00 A.M. local time, at the lower level atrium of Fleet Bank at 300 Broad Hollow Road, Melville, New York 11747, and at any adjournments or postponements thereof and, without limiting the generality of the power hereby conferred, the proxy nominees named above and each of them are specifically directed to vote as indicated below.

    WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

    If there are amendments or variations to the matters proposed at the meeting or at any adjournments or postponements thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein and each of them to vote on such amendments, variations or other business.

    The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the January 10, 1997 meeting.

MSC INDUSTRIAL DIRECT CO., INC.
151 SUNNYSIDE BOULEVARD
PLAINVIEW, NEW YORK 11803

                    (CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

/X/ PLEASE INDICATE VOTES (X) IN BLACK OR BLUE INK.

1. Election of Directors

                                  WITHHOLD
                 FOR              AUTHORITY         EXCEPTIONS*
                 / /                 / /                / /
             all nominees      to vote for all
             listed below   nominees listed below.

   Nominees: Shelley Boxer, Mitchell Jacobson, Sidney Jacobson, Denis Kelly, Melvin Redman and James Schroeder.

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
                  THE 'EXCEPTIONS' BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

   *Exceptions: ________________________________________________________________

2. For ratification of Arthur Andersen LLP as the Company's independent certified public accountants.

                            FOR   AGAINST   ABSTAIN
                            / /     / /       / /

(Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. If a corporation, please sign in full corporate name by President or the authorized officer(s). If a partnership, please sign in partnership name by authorized person. If stock is in the name of two or more persons, each should sign. Joint owners should each sign. Names of all joint holders should be written even if signed by only one).

Dated: _________, 1996 __________________________(L.S.) Signature of Shareholder

Print Name: ____________________________________________________________________

_________________________________________________(L.S.) Signature of Shareholder

Print Name:

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
ENVELOPE

                        MSC INDUSTRIAL DIRECT CO., INC.
                ANNUAL MEETING OF SHAREHOLDERS--JANUARY 10, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints each of Shelley Boxer and Thomas Eccleston the undersigned's proxy, with full power of substitution, to vote all shares of Class B Common Stock of MSC Industrial Direct Co., Inc. (the 'Company') which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Friday, January 10, 1997 at 9:00 A.M. local time, at the lower level atrium of Fleet Bank at 300 Broad Hollow Road, Melville, New York 11747, and at any adjournments or postponements thereof and, without limiting the generality of the power hereby conferred, the proxy nominees named above and each of them are specifically directed to vote as indicated below.

    WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

    If there are amendments or variations to the matters proposed at the meeting or at any adjournments or postponements thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein and each of them to vote on such amendments, variations or other business.

    The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the January 10, 1997 meeting.

MSC INDUSTRIAL DIRECT CO., INC.
151 SUNNYSIDE BOULEVARD
PLAINVIEW, NEW YORK 11803

                    (CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

/X/ PLEASE INDICATE VOTES (X) IN BLACK OR BLUE INK.

1. Election of Directors

                                  WITHHOLD
                 FOR              AUTHORITY         EXCEPTIONS*
                 / /                 / /                / /
             all nominees      to vote for all
             listed below   nominees listed below.

   Nominees: Shelley Boxer, Mitchell Jacobson, Sidney Jacobson, Denis Kelly, Melvin Redman and James Schroeder.

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
                  THE 'EXCEPTIONS' BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

   *Exceptions: ________________________________________________________________

2. For ratification of Arthur Andersen LLP as the Company's independent certified public accountants.

                            FOR   AGAINST   ABSTAIN
                            / /     / /       / /

(Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. If a corporation, please sign in full corporate name by President or the authorized officer(s). If a partnership, please sign in partnership name by authorized person. If stock is in the name of two or more persons, each should sign. Joint owners should each sign. Names of all joint holders should be written even if signed by only one).

Dated: _________, 1996 __________________________(L.S.) Signature of Shareholder

Print Name: ____________________________________________________________________

_________________________________________________(L.S.) Signature of Shareholder

Print Name:

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
ENVELOPE